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                                                                    EXHIBIT 99.1

                            [PROXY CARD: FRONT SIDE]

                        VOICESTREAM WIRELESS CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE VOICESTREAM BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON MARCH 13, 2001.

The undersigned hereby appoints John W. Stanton and Alan R. Bender, and each of them acting individually, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the special meeting of VoiceStream stockholders to be held on March 13, 2001, at 8:00 a.m., local time, at the offices of VoiceStream Wireless Corporation, 12920 SE 38th Street, Bellevue, Washington, and at any adjournments thereof.

This proxy will be voted as specified by the undersigned on the reverse side of this card. But if the undersigned gives no directions as to voting, this proxy will be voted (1) FOR approval of the adoption of the Agreement and Plan of Merger, dated as of July 23, 2000, as amended and restated as of February 8, 2001, among Deutsche Telekom AG, VoiceStream Wireless Corporation and a Delaware corporation formed by Deutsche Telekom and (2) FOR approval of the adoption of the Agreement and Plan of Reorganization, dated as of August 26, 2000, as amended and restated as of February 8, 2001, among VoiceStream Wireless Corporation, Powertel, Inc. and a wholly-owned subsidiary of VoiceStream, and the transactions contemplated thereby, including the issuance of VoiceStream common shares to Powertel stockholders.
         (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)
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                            -FOLD AND DETACH HERE -

                          YOUR VOTE IS VERY IMPORTANT!

   MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
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                    [PROXY CARD: FIRST HALF OF REVERSE SIDE]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
                                                                                      PLEASE MARK
                                                                                      VOTES AS IN
                                                                                 THIS SAMPLE:     [X]


1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 23, 2000, as amended and restated as of February 8, 2001, among Deutsche Telekom AG, VoiceStream Wireless Corporation and a Delaware corporation formed by Deutsche Telekom:


              FOR                           AGAINST                         ABSTAIN
              [ ]                             [ ]                             [ ]


2. Proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of August 26, 2000, as amended and restated as of February 8, 2001, among VoiceStream Wireless Corporation, Powertel, Inc. and a wholly-owned subsidiary of VoiceStream, and the transactions contemplated thereby, including the issuance of VoiceStream common shares to Powertel stockholders:


              FOR                           AGAINST                         ABSTAIN
              [ ]                             [ ]                             [ ]

In their discretion, the proxies are authorized to act and vote upon such other business as may properly come before the VoiceStream special meeting or any adjournments thereof.


PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX. BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.



Mark here if your address has changed and
provide us with your new address in the
space provided below: [ ]
--------------------------------------------
--------------------------------------------
--------------------------------------------
Mark here if you plan to attend the special
meeting: [ ]


PLEASE SIGN THIS PROXY AND RETURN PROMPTLY, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING.


Signature(s):  -----------------------------------
                                                                      Dated: ----------, 2001



IMPORTANT: Please sign exactly as name or names appear on this proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.


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